UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2012

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 26, 2012, LMI Aerospace, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Meeting”).  At the Meeting, the shareholders took the following actions, and the vote tally with respect to each such action was as follows:

(a)	Re-elected the following two Class II directors to serve until 2015 and until their successors are duly elected and qualified, by the votes set forth in the following table:

Director	For	Withheld	Abstain and Broker Non-Votes
Thomas G. Unger	10,309,284	242,589	868,801
John M. Roeder	10,350,389	201,484	868,801

(b)
Ratified the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for 2012 by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
11,298,003	120,591	2,080	0

Section 8 – Other Events

Item 8.01.	Other Events.

Under the Company’s 2005 Long-Term Incentive Plan, as amended (the “Plan”), on each date of the Company’s Annual Meeting of Shareholders, each “Non-Employee Director” (as defined in the Plan) receives an automatic award of shares of restricted stock as part of his or her director’s fees.  The Company’s directors are paid an annual fee, which is set from time to time by the Board of Directors and currently consists of (i) cash in the amount of $32,000 (payable in equal quarterly installments) and (ii) that number of shares of restricted stock having a fair market value as of the award date of $48,000. Accordingly, each Non-Employee Director, namely, Joseph Burstein, John S. Eulich, Sanford S. Neuman, Judith W. Northup, John M. Roeder and Thomas G. Unger, was awarded 2,863 shares of restricted stock pursuant to the Plan coincident with the Meeting. The restrictions on the shares of restricted stock awarded to the Non-Employee Directors vest (i.e., the forfeiture provisions lapse) on the third anniversary of the award date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2012

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Vice President, Chief Financial Officer and Secretary

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